Exhibit (i)





                                FOLEY & LARDNER

CHICAGO                         FIRSTAR CENTER                       SACRAMENTO
DENVER                    777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE           MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                TELEPHONE (414) 271-2400                 TALLAHASSEE
MADISON                    FACSIMILE (414) 297-4900                       TAMPA
MILWAUKEE                                                      WASHINGTON, D.C.
ORLANDO                                                         WEST PALM BEACH


                                February 26, 1999


The Aquinas Funds, Inc.
5310 Harvest Hill Road, Suite 248
Dallas, TX  75230

Ladies & Gentlemen:

            We have acted as counsel for The Aquinas Funds, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Aquinas Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration
Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

            Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

            We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                                Very truly yours,

                                /s/ Foley & Lardner

                                Foley & Lardner